Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Milestone Scientific Inc. (the “Company”) of our report dated March 31, 2015, relating to the consolidated financial statements, which appears in the Company’s annual report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in this Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York

February 10, 2016